ETHEMA HEALTH CORPORATION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of September 14, 2020 by and between ETHEMA HEALTH CORPORATION (“Ethema”), a Colorado corporation, and ADDICTION RECOVERY INSTITUTE OF AMERICA, LLC F/K/A SEASTONE DELRAY HEALTHCARE, LLC, a Florida limited liability company, and SHAWN E LEON, an individual, (collectively, the “Company”), and Joshua Bauman (the “Purchaser).

Recital

A.                  The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

B.                  The Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, upon the terms and conditions set forth in this Agreement, a Senior Convertible Promissory Note of the Company, in the aggregate principal amount of Fifty Five Thousand Dollars ($110,000.00) (the “Principal Amount,” and together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, in the form attached hereto as Exhibit A, the “Note”), convertible into shares of common stock, $0.01 par value per share, of Ethema (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note shares equal to a pro rata share based on a total loan of $440,000.00 of 20% of the fully diluted shares or interests in each (i) Evernia Health Center, LLC and (ii) Peace of Mind Counseling Services, Inc. (the “Equity Kicker”).

C.                  The Note carries an original issue discount of $10,000 (the “OID”), to cover the Purchaser’s legal fees, accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of the Note. Thus, the purchase price of this Note shall be $100,000, computed by subtracting the OID from the Principal Amount.

D.                  Intentionally Omitted.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Note

1.1               Purchase of the Note. Subject to the terms of this Agreement, for consideration of One Hundred Thousand ($100,000) (the “Consideration”), the Purchaser agrees to subscribe for and purchase from the Company on the Closing Date (as hereinafter defined), and the Company agrees to issue and sell to the Purchaser, the Note. The Holder shall pay the Consideration within a reasonable amount of time after the full execution of the Note and all transactional documents related to the Note. Upon payment of the Consideration, the outstanding principal amount under the Note shall initially consist of the Consideration plus the OID (as defined below).

1.2               Form of Payment. At the Closing (as hereinafter defined): (i) the Buyer shall pay $100,000, by wire transfer of immediately available funds to Ethema, in accordance with Ethema’s written wiring instructions, against delivery of the Note, and the outstanding principal amount under the Note shall initially be $110,000, consisting of the Consideration the OID, which shall be $10,000, and (ii) the Company shall deliver the duly executed Note on behalf of the Company, to the Purchaser, against delivery of the Consideration.

2.	Closing and Delivery

2.1               Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be the date first written above, or such other mutually agreed upon time.

2.2               Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties (including via exchange of electronic signatures).

2.3               Delivery. At the Closing, or as promptly as commercially reasonable thereafter, Purchaser shall deliver to Ethema the Consideration, and the Company shall deliver to the Purchaser, the Note, and the Equity Kicker.

2.4               Intentionally Omitted

3.	Representations, Warranties the Company

Except as set forth in: (i) the SEC Reports (as defined below) or (ii) the corresponding section of the Disclosure Schedules delivered to the Purchaser concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchaser:

3.1               Organization, Good Standing and Qualification. Ethema and each of its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Ethema and its Subsidiaries has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Ethema and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Subscription Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of Ethema and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Subscription Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

3.2               Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, to issue the Note and enter into the security and pledge agreement of even date herewith (the “Security and Pledge Agreement”) in the form of Exhibit C and the other instruments, documents and agreements being entered into at the Closing (each a “Subscription Document” and collectively, the “Subscription Documents”) and to carry out and perform its obligations under the terms of the Subscription Documents.

3.3               Subsidiaries and Affiliates. Attached as Schedule 3.3 is a true and correct organizational chart showing all of Ethema’s Subsidiaries and Affiliates, pro forma as of the date hereof reflecting all pending acquisitions. For purposes of this Agreement, the term “Subsidiary” means, with respect to Ethema, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Ethema or one or more of its Affiliates and the term “Affiliate” means, as to any person (the “Subject Person”), any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the Subject Person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, through representation on such person’s board of directors or other management committee or group, by contract or otherwise.

3.4               Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Subscription Documents and the execution, delivery and performance of all obligations of the Company under the Subscription Documents, including the issuance and delivery of the Note and the reservation of the equity securities issuable upon conversion of the Note (collectively, the “Underlying Securities”) has been taken or will be taken prior to the issuance of such Underlying Securities. The Subscription Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Underlying Securities, when issued in compliance with the provisions of the Subscription Documents, will be, validly issued, fully paid and non-assessable and free of any liens, encumbrances, security interests or other adverse claim (a “Lien”) and issued in compliance with all applicable federal and securities laws.

3.5               Governmental Consents. Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Subscription Documents, other than (a) applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Note, (ii) the issuance of the Underlying Shares upon due conversion of the Note, and (iii) the other transactions contemplated by the Subscription Documents from the provisions of any preemptive rights, stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws, or other organizational documentation, as the case may be, that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Note and the Underlying Securities (collectively, the “Securities”) and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Subscription Documents.

3.6               Compliance with Laws. To the Company’s knowledge, neither Ethema nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of Ethema and its Subsidiaries.

3.7               Compliance with Other Instruments. Neither Ethema nor any of its Subsidiaries is in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.7, the execution, delivery and performance of the Subscription Documents, and the consummation of the transactions contemplated by the Subscription Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties. The sale of the Note and the subsequent issuance of the Underlying Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.8               Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.9               Capitalization. Ethema has authorized 10,000,000,000 shares of Common Stock, $0.01 par value per share, of which 1,841,090,247shares are issued and outstanding, 10,000,000shares of Series A Preferred Stock, $0.01 par value per share, of which 4,000,000shares are issued and outstanding, and 400,000shares of Series B Preferred Stock, $0.01 par value per share, of which 400,000 shares are issued and outstanding. Ethema has warrants outstanding to purchase 459,620,181shares of Common Stock and options outstanding to purchase zero shares of Common Stock under its stock option and equity plans. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws. Except for the options and warrants referenced above or otherwise listed on Schedule 3.9, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which Ethema or any Subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. There are no price based anti-dilution or price adjustment provisions contained in any security issued by Ethema (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate Ethema to issue shares of Common Stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of Ethema’s securities to adjust the exercise, conversion, exchange or reset price under such securities. Ethema owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

3.10           SEC Reports; Financial Statements. Except as set forth on Schedule 3.10, the Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure Materials”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as indicated on Schedule 3.10, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.11           Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans or agreements.

3.12           Litigation. Except as set forth on Schedule 3.12 hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Subscription Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.13           Labor Relations. Neither Ethema nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Neither Ethema nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

3.14           Regulatory Permits. Ethema and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Ethema nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.15           Title to Assets. Except as set forth on Schedule 3.15, Ethema and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of Ethema and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of Ethema and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Ethema and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Ethema and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which Ethema and the Subsidiaries are in compliance.

3.16           Taxes.

(a)                Except as otherwise itemized on Schedule 3.16 hereto, Ethema and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect; all such filed tax returns are accurate in all material respects; the Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have exceeded $10,000 in the aggregate or have a Material Adverse Effect; there are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid; the reserves for taxes, if any, reflected in the SEC Reports are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable); there have been no audits or examinations of any tax returns by any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal (a “Governmental Body”), and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated; no claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction; to the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns; and there are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b)                Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c)                The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4. The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d)                No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

3.17           Patents and Trademarks. To the knowledge of Ethema and each Subsidiary, Ethema and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither Ethema nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Ethema or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable. Ethema and its Subsidiaries have taken reasonable steps to protect Ethema’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of Ethema’s or its Subsidiaries’ Confidential Information to any third party.

3.18           Environmental Matters. Neither Ethema nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

3.19           Insurance. Ethema and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Ethema and the Subsidiaries are engaged as described in the SEC Reports. Neither Ethema nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.20           Transactions with Affiliates and Employees. Except as disclosed in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with Ethema or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of Ethema.

3.21           Brokers and Finders. No person will have, as a result of the transactions contemplated by the Subscription Documents, any valid right, interest or claim against or upon Ethema, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.22           Questionable Payments. Neither Ethema nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of Ethema or any Subsidiary, has on behalf of Ethema or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Ethema or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.23           Solvency. The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

3.24           Foreign Corrupt Practices Act. None of Ethema or any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Ethema or any of its Subsidiaries (or made by any person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to Ethema or any of its Subsidiaries.

3.25           Disclosures. Neither the Company nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Purchaser in connection with the transactions contemplated by the Subscription Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.	Representations and Warranties of the Purchaser

4.1               Purchase for Own Account. The Purchaser represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2               Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (a) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note, (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3               Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

4.4               Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.5               Information Provided by Purchaser. The information that the Purchaser has furnished herein, including without limitation the information furnished by the Purchaser on the accredited investor questionnaire that Purchaser will complete in connection with this offering (the “Accredited Investor Questionnaire”), is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that Ethema accepts this Subscription. Further, the Purchaser shall immediately notify Ethema of any change in any statement made herein prior to the Purchaser’s receipt of Ethema’s acceptance of this Subscription. The representations and warranties made by the Purchaser may be fully relied upon by the Company and by any other investigating party.

4.6               Existence; Authorization. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The principal place of business of the Purchaser is as shown on the Accredited Investor Questionnaire. The Purchaser has the requisite power and authority to deliver this Agreement, perform its obligations set forth herein, and consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.7               No Regulatory Approval. The Purchaser understands that no state or federal authority has scrutinized this Agreement or the Note offered pursuant hereto, has made any finding or determination relating to the fairness for investment in the Note, or has recommended or endorsed the Note, and that the Note has not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Note may not, in whole or in part, be resold, transferred, assigned or otherwise disposed of unless it is registered under the Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.

4.8               Purchaser Received Independent Advice. The Purchaser confirms that the Purchaser has been advised to consult with the Purchaser’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Purchaser acknowledges that Purchaser understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Purchaser acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Purchaser by reason of the subscription.

4.9               Legends. The Purchaser understands that until such time as the Note and upon conversion of the Note in accordance with its respective terms, the Underlying Securities, have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop- transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE/EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

5.	Further Agreements; Post-Closing Covenants

5.1               Intentionally Omitted.

5.2               Intentionally Omitted.

5.3               Use of Proceeds. Once the Note is fully funded, Ethema shall use the proceeds of sale and issuance of the Note as a down payment for an acquisition of an addiction center facility.

5.4               Form D; Blue Sky Laws. Ethema agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. Ethema shall, on or before the Closing of the , take such action as Ethema shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the initial closing.

5.5               Most Favored Nations. If, while the Note is outstanding, Ethema or any Subsidiary issues any other security with any term reasonably believed by the Purchaser to be more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Purchaser in the Note (“Other Securities”), the Company shall notify the Purchaser in writing of such additional or more favorable term. At the Purchaser’s option, such more favorable term or condition shall become a part of the Subscription Documents with the Purchaser.  The Company will provide such notice to the Purchaser within three (3) business days following the issuance of such Other Securities. In the event the Purchaser determines that the terms of the Other Securities are preferable to the terms of the Note, the Purchaser will notify the Company in writing within five 5 days following Purchaser’s receipt of such notice from the Company. Within three (3) business days after receipt of such written notice from the Purchaser, but in any event within 10 days, the Company will amend and restate the Subscription Documents to include the more favorable term or condition and thereby grant to the Purchaser such preferential rights of the holders of such Other Securities. The types of terms contained in Other Securities that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

5.6               Restrictions on Activities. Commencing as of the date first above written, and so long as the Company has an obligation under the Note, the Company shall not, directly or indirectly, without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions were the conversion or exercise price of the security issued by the Company varies based on the market price of the Common Stock), whether a transaction similar to the one contemplated hereby or any other investment.

5.7               Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under this Note.  Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under New York law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under New York law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by New York law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by this Note, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election

5.8               Registration Rights.

(a)                Intentionally Omitted.

(b)                Piggy-Back Registration. Ethema shall give the Purchaser at least 30 days’ prior written notice of each filing by Ethema of a registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor forms thereto) with the SEC. If requested by the Purchaser in writing within 20 days after receipt of any such notice, Ethema shall, at Ethema’s sole expense (other than the underwriting discounts, if any, payable in respect of the shares sold by the Purchaser), register all or, at Purchaser’s option, any portion of the Shares concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Shares through the securities exchange, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. If the managing underwriter of any such offering shall determine and advise Ethema that, in its opinion, the distribution of all or a portion of the Shares requested to be included in the registration concurrently with the securities being registered by Ethema would materially adversely affect the distribution of such securities by Ethema then Ethema will include in such registration first, the securities that Ethema proposes to sell and second, the Shares requested to be included in such registration, to the extent permitted by the managing underwriter.

(c)                In the event of a registration pursuant to these provisions, Ethema shall use its reasonable best efforts to cause the Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request; provided, however, that Ethema shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

(d)                Ethema shall keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Purchaser to complete the offer and sale of the Shares covered thereby.

(e)                In the event of a registration pursuant to the provisions of this section, Ethema shall furnish to the Purchaser such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Purchaser may reasonably request to facilitate the disposition of the Shares included in such registration.

(f)                 Ethema shall notify the Purchaser within three (3) business days after such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(g)                Ethema shall advise the Purchaser within three (3) business days after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and within three (3) business days take action using its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(h)                Ethema shall within three (3) business days notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Purchaser prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The Purchaser shall suspend all sales of the Shares upon receipt of such notice from Ethema and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Purchaser within 30 days of the date of such notice from Ethema.

(i)                 If requested by the underwriter for any underwritten offering of Shares, Ethema and the Purchaser will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to Ethema, Ethema’s counsel and the Purchaser’ counsel, and the underwriter, and such agreement shall contain such representations and warranties by Ethema and the Purchaser and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided below.

(j)                 The rights of the Purchaser under this Section 5.8 shall apply equally to the filing by Ethema of an offering statement on Form 1-A under Regulation A promulgated under the Act and, if Ethema files such an offering statement instead of a registration statement, all references to (A) registration statement shall be deemed to be references to offering statement, (B) prospectus shall be deemed to be references to offering circular, and (C) effective date of a registration statement shall be deemed to be references to qualification date of an offering statement. The Purchaser’s rights under this Section 5.8 shall automatically terminate once the Purchaser has sold all of the Shares or all of the Shares may be resold by the Purchaser under Rule 144 of the Act without limitation as to the volume of Shares to be sold.

5.9               Legal Counsel Opinions.

(a)                Upon the request of the Purchaser from to time to time, Ethema shall be responsible (at its cost) for promptly supplying to Ethema’s transfer agent and the Purchaser a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Underlying Securities by the Purchaser or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Underlying Securities are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should Ethema’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Purchaser may (at Ethema’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and Ethema will instruct its transfer agent to accept such opinion. Ethema shall not impede the removal by its stock transfer agent of the restricted legend from any Common Stock certificate upon receipt by the transfer agent of a Rule 144 Opinion Letter. Ethema hereby agrees that it may never take the position that it is a “shell company” in connection with its obligations under this Agreement or otherwise.

5.10           Listing. Ethema will, so long as the Purchaser owns any of the Securities, maintain the listing and trading of its Common Stock on the OTC Pink or any equivalent replacement exchange or electronic quotation system and will comply in all respects with Ethema’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority, or FINRA, and such exchanges, as applicable, as well as with the SEC. Ethema shall promptly provide to the Purchaser copies of any notices it receives from the OTC and any other exchanges or electronic quotation systems on which the Common Stock is then traded regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

5.11           Information and Observer Rights

(a)                As long as the Purchaser owns any Securities, Ethema covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Ethema after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns any Securities, if Ethema is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and simultaneously make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. Ethema further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. If Ethema fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than five Trading Days (the date which such five Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the information failure is cured, Ethema shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1.0%) of purchase price paid for the Securities held by the Purchaser at the Event Date; provided, however, that in no case will the aggregate amount of liquidated damages payable to a Purchaser pursuant to this Section 5.6 exceed ten percent (10%) of such Purchaser’s original investment pursuant to this Agreement. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an information failure (except in the case of the first Event Date).

(b)                As long as the Purchaser owns any Securities, if the Purchaser notifies Ethema that it wishes to attend meetings of Ethema’s Board of Directors, Ethema shall invite a designated representative of the Purchaser to attend all meetings of Ethema’s Board of Directors in a nonvoting observer capacity and, in this respect, and subject to the Purchaser’s having informed Ethema that it wishes to attend, Ethema shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that Ethema reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Ethema and its counsel or result in disclosure of trade secrets or a conflict of interest.

5.12           Confidentiality. The Purchaser agrees that the it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) the terms and conditions of this Agreement or any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of Ethema’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.12 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 5.12; (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser notifies the Company within three (3) business days of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.13           Restrictions on Variable Rate Transactions. So long as Ethema shall have any obligation under this Note and unless approved by the Purchaser, Ethema and each Subsidiary shall not enter into an agreement to effect any sale of securities involving, or convert any securities previously issued under, a Variable Rate Transaction. The term “Variable Rate Transaction” means a transaction in which Ethema or any Subsidiary (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Ethema or the Subsidiary, as the case may be, or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provisions, or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby Ethema or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).  The Purchaser shall be entitled to obtain injunctive relief against Ethema and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

5.14           Participation Rights. In the event Ethema proposes to offer and sell its securities in an Equity Financing (defined below), the Purchaser shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Equity Financing up to an amount equal to the Principal Amount until the earliest of (i) the Maturity Date (as defined in the Note), (ii) the date that the Note and all accrued but unpaid interest shall have been repaid in full, and (iii) the closing date of an Equity Financing in which all, or any remaining portion, of the outstanding principal amount of the Note along with accrued but unpaid interest thereon shall have been converted, in full, into, and on the same terms as, the securities being offered in such Equity Financing (the “Participation Right”). For the avoidance of doubt, an Equity Financing shall mean Ethema’s sale of its Common Stock or any securities conferring the right to purchase Ethema’s Common Stock or securities convertible into, or exchangeable for (with or without additional consideration), Ethema’s Common Stock. In connection with each Participation Right, Ethema shall provide written notice to the Purchaser of the terms and conditions of the Equity Financing at least ten business days prior to the anticipated first closing of such Equity Financing (the “EF Notice”). If the Purchaser shall elect to exercise its Participation Right, it shall notify Ethema, in writing, of such election at least two business days prior to the anticipated closing date set forth in the EF Notice (the “Participation Notice”). In the event the Purchaser does not return a Participation Notice to Ethema within such two-business day period, the Participation Right granted hereunder shall terminate and be of no further force and effect; provided, however, that such Participation Right shall be reinstated if the anticipated closing referenced in the EF Notice does not occur prior to ten business days following the anticipated first closing date specified in such EF notice.

5.15           Breach of Covenants. The Company acknowledges and agrees that if the Company breaches any of the covenants set forth in this Section 5, in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 4.3 of the Note.

5.16           Transfer Agent Instructions. Ethema shall issue irrevocable instructions to Ethema’s transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, upon conversion of the Note, the Underlying Securities, in such amounts as specified from time to time by the Purchaser to Ethema in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that Ethema proposes to replace its transfer agent, Ethema shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of Common Stock in the Reserved Amount (as defined in the Note)) signed by the successor transfer agent to Ethema and Ethema. Prior to registration of the Underlying Securities under the Securities Act or the date on which the Underlying Securities may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 4.9 of this Agreement. Ethema warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.16 will be given by Ethema to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of Ethema as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Securities to be issued to the Purchaser upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Purchaser upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within 6 hours of each conversion of the Note. Nothing in this Section shall affect in any way the Purchaser’s obligations and agreement set forth in Section 4.9 hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Purchaser provides Ethema, at the cost of Ethema, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Purchaser provides reasonable assurances that the Securities can be sold pursuant to Rule 144, Ethema shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Purchaser. Ethema acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, Ethema acknowledges that the remedy at law for a breach of its obligations under this Section 5.16 may be inadequate and agrees, in the event of a breach or threatened breach by Ethema of the provisions of this Section, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

5.17           Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require within three (3) business days of any such request in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.	Conditions to the Company’s Obligation to Sell

The obligation of the Company hereunder to issue and sell the Note to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)                The Purchaser shall have executed this Agreement and delivered the same to the Company.

(b)                The Purchaser shall have delivered the Consideration in accordance with Section 1.2 above.

(c)                The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date

(d)                No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.	Conditions to The Purchaser’s Obligation to Purchase

The obligation of the Purchaser hereunder to purchase the Note, on the Closing Date, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(a)                The Company shall have executed this Agreement and delivered the same to the Purchaser.

(b)                The Company shall have delivered to the Purchaser the duly executed Note in such denominations as the Purchaser shall request and in accordance with Section 1.2 above.

(c)                Intentionally Omitted.

(d)                The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Purchaser, shall have been delivered to and acknowledged in writing by Ethema’s Transfer Agent.

(e)                The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of Closing Date, as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(f)                 No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(g)                No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations.

(h)                Trading in the Common Stock on the OTCPINK shall not have been suspended by the SEC, FINRA or the OTCPINK.

(j)       Ethema shall have delivered to the Purchaser (i) a certificate evidencing the formation and good standing of Ethema and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date and (ii) resolutions adopted by Ethema’s Board of Directors at a duly called meeting or by unanimous written consent authorizing this Agreement and all other documents, instruments and transactions contemplated hereby.

8.	Miscellaneous

8.1               Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2               Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Rockland County, New York for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.3               Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.4               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5               Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 810 Andrews Avenue, Delray Beach, Florida 33483 to the attention of Shawn E. Leon, Chief Executive Officer (email: shawn@ethemahealth.com), and to Purchaser at the addresses set forth on the signature page to this Agreement or at such other addresses as the Company or Purchaser may designate by 10 days’ advance written notice to the other parties hereto.

8.6               Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Purchaser. Any provision of the Note may be amended or waived by the written consent of the Company and the Purchaser.

8.7               Expenses. The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

8.8               Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Subscription Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

8.9               Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature page follows]

In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY

Ethema Health Corporation

By: ___________________

Name: Shawn E. Leon

Title: ____________________________

Addiction Recovery Institute of America, LLC F/K/A Seastone Delray Healthcare, LLC

By: _____________________

Name: Shawn E. Leon

Title: ____________________________

Address:

1590 South Congress
Palm Springs, FL 33403

SHAWN E. LEON, an individual

___________________________

Address:

46 Fairway Heights Drive

Thornhill, Ontario L3T3A9

PURCHASER:

___________________________________

By: ____________________

Name: Joshua Bauman

Address: 378 Gatestone Blvd., Waterloo, Ontario N2T2J6

Schedules

Schedule 3.3 – Subsidiaries and Affiliates

Schedule 3.7

Schedule 3.9 - Capitalization

Schedule 3.10

Schedule 3.12 - Litigation

Schedule 3.15

Schedule 3.16 - Taxes

Exhibit A

Form of Convertible Promissory Note

(See Attached)

Exhibit B

(Intentionally Omitted)

Exhibit C

Form of Security and Pledge Agreement

(See Attached)